SEC File No. 333-86516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.     6

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

R J LENDING, INC.

(Name of Small business issuer in its charter)

Florida	*	75-2996764
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1717 Second Street, Suite D, Sarasota, Florida 34236 941/364-9915

(Address and telephone number of principal executive offices)

1717 Second Street, Suite D, Sarasota, Florida 34236

(Address of principal place of business or intended principal place of business)

Ronald R. Shenkin	Copy to:
President and Chief Executive Officer	William T. Kirtley, Esq.
R J Lending, Inc.	William T. Kirtley, P.A.
1717 Second Street, Suite D	1776 Ringling Boulevard
Sarasota, Florida 34236	Sarasota, Florida 34236
941/364-9915	941/366-4222

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:         As soon as practicable after the effective date of this Registration Statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     NOT APPLICABLE

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering:     NOT APPLICABLE

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering:     NOT APPLICABLE

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:     NOT APPLICABLE

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Dollar amount to be registered	Proposed maximum offering price per Unit	Proposed maximum aggregate offering price	Amount of registration fee
Secured Promissory	$10,000,000	N/A	$10,000,000	$920.00
Notes – First Series	Principal amount

Common Stock, $.01 par value	$2,000,160	$5.40	$2,000,160	185.00

				$1,105.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida, on February 14, 2003.

R J LENDING, INC.

By:	/s/ Ronald R. Shenkin
Ronald R. Shenkin, President and Chief Executive Officer, Treasurer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Ronald R. Shenkin Ronald R. Shenkin	Director	February 14, 2003

/s/ John Kurz John Kurz	Director, Executive Vice President and Secretary	February 14, 2003